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                                                                   EXHIBIT 10.27

                       FIFTH AMENDMENT AND MODIFICATION OF
                            REIMBURSEMENT AGREEMENTS

      THIS FIFTH AMENDMENT AND MODIFICATION OF REIMBURSEMENT AGREEMENTS (the "Fifth Amendment") entered into as of the 30th day of July 2003 by and between ASSISTED LIVING CONCEPTS, INC., a Nevada corporation ("Borrower") and U.S. BANK NATIONAL ASSOCIATION (the "Bank") with reference to the following facts:

                                    RECITALS

      A. Pursuant to Reimbursement Agreement dated AS of November 1, 1996 by and between Borrower and the Bank (the "Washington Reimbursement Agreement"), the Bank issued a letter of credit on behalf of Borrower in the total Stated Amount of $8,677,671.20 (the "Washington Letter of Credit") to Norwest Bank Minnesota, National Association, as Trustee under that certain Indenture of Trust dated as of November 1, 1986, in connection with the issuance by the Washington State Housing Finance Commission of $8,500,000 in aggregate principal amount of its Variable Rate Demand Multifamily Revenue Bonds (Assisted Living Concepts, Inc. Project), Series 1996 (the "Washington Bonds"). Borrower's obligations under the Washington Reimbursement Agreement are secured, in part, by deeds of trust, security agreements, assignments of leases and rents and fixture filings on 5 real properties located in the State of Washington legally described in Exhibit B-1 through Exhibit B-5 to the Washington Reimbursement Agreement and by this reference incorporated herein (collectively, "the Washington Properties") and other security interests in other real and personal property owned by Borrower.

      B. Pursuant to Reimbursement Agreement dated as of July 1, 1997 by and between Borrower and the Bank (the "Idaho Reimbursement Agreement"), the Bank issued a letter of credit on behalf of Borrower in the total Stated Amount of $7,494,987 (the "Idaho Letter of Credit") to First Security Bank, N.A., as Trustee under that certain Indenture of Trust dated as of July 1, 1997, in connection with the issuance by the Idaho Housing and Finance Association of $7,350,000 in aggregate principal amount of its Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project), Series 1997 (the "Idaho Bonds"). Borrower's obligations under the Idaho Reimbursement Agreement are secured, in part, by deeds of trust, security agreements, assignments of leases and rents and fixture filings on 4 real properties located in the State of Idaho legally described in Exhibit B-1 through Exhibit B-4 to the Idaho Reimbursement Agreement and by this reference incorporated herein (collectively, the "Idaho Properties") and other security interests in other real and personal property owned by Borrower.

      C. Pursuant to Reimbursement Agreement dated as of July 1, 1998 by and between Borrower and the Bank (the "Ohio Reimbursement Agreement"), the Bank used a letter of credit on behalf of Borrower in the total Stated Amount of $13,480,779 (the "Ohio Latter of Credit") to PNC Bank, National Association, as Trustee under that certain Indenture of Trust dated as of July 1, 1998, in connection with the issuance by the Ohio Housing


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Finance Agency of $12,69O,OOO in aggregate principal amount of its Variable Rate
Demand Housing Revenue Bonds (Assisted Living Concepts, Inc., Project) 1998 Series A-1 and $530,000 in aggregate principal amount of its Taxable Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project) 1998 Series A-2 (the "Taxable Bonds") (collectively, the "Ohio Bonds"). Borrower's obligations under the Ohio Reimbursement Agreement are secured, in part, by open-ended mortgages, security agreements, assignment of leases and rents, and fixture filings on 7 real properties located in the State of Ohio legally described in Exhibit B-1 through Exhibit B-7 to the Ohio Reimbursement Agreement and by this reference incorporated herein (collectively, the "Ohio Properties") and other security interests in other real and personal property owned by Borrower.

      D. Pursuant to Amendment and Modification of Reimbursement Agreements dated as of August 18, 1999 (the "Modification"), the Bank agreed to forbear and waive certain defaults by Borrower under the Washington Reimbursement Agreement, the Idaho Reimbursement Agreement and the Ohio Reimbursement Agreement and the Related Documents (as defined in each Reimbursement Agreement) in exchange for the modification and restructure of the Borrower's obligation to the Bank as set forth in the Modification. The Washington Reimbursement Agreement, the Idaho Reimbursement Agreement and the Ohio Reimbursement Agreement, each as modified by the Modification, the Second Amendment, Third Amendment and Fourth Amendment (each as defined below), are hereinafter referred to collectively as the "Reimbursement Agreements." The Washington Properties, the Idaho Properties, the Ohio Properties and all other facilities owned or leased by the Borrower that are financed with proceeds of a bank credit enhanced bond issue, including, but not limited to, all facilities financed by the Washington State Housing Finance Commission's Variable Rate Demand Multifamily Revenue Bonds (LTC Properties, Inc. Project), Series 1995 are hereinafter referred to individually as a "Bond Financed Property" aid collectively as the "Bond Financed Properties."

      E. As part of the modification and restructure of the Borrower's obligations to the Bank under the Reimbursement Agreements sat forth in the Modification, the Borrower deposited $8,300,000 in cash collateral with the Bank (the "Cash Collateral"), which Cash Collateral constitutes security for any and all indebtedness of Borrower to the Bank, including, but not limited to the Borrower's obligations under the Reimbursement Agreements and the Related Documents. The Bank has since release $4,000,000 of the Cash Collateral to Borrower pursuant to the terms of Section 3.B of the Modification. The Bank continues to hold $4,3000,000 of the Cash Collateral pursuant to the term of
Section 3.C of the Modification.

      F. Pursuant to Second Amendment and Modification of Reimbursement Agreements dated as of July 28, 2000 (the "Second Amendment"), the Bank agreed to forbear and waive certain defaults by Borrower under the Reimbursement Agreements in exchange for the modification and restructure of Borrower's obligations to the Bank as set forth in the Second Amendment. As part of the Second Amendment, Borrower granted the Bank, as security for Borrower's obligations to the Bank under the Reimbursement


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Agreements and other Related Documents, a first lien deed of trust, security agreement, assignment of leases and rents and fixture filings on three assisted living facilities located in the State of Washington, owned and operated by Borrower and legally described in Exhibit A through C to the Second Amendment (individually, an "Additional Property" and collectively, the "Additional Properties").

      G. Pursuant to Third Amendment and Modification of Reimbursement Agreements dated AS of March 12, 2002 (the "Third Amendment"), the Bank agreed to forbear and waive certain defaults by Borrower under the Reimbursement Agreements in exchange for the modification and restructure of Borrower's obligations to the Bank as set forth in the Third Amendment.

      H. Pursuant to Fourth Amendment and Modification of Reimbursement Agreements dated as of May 14, 2002 (the "Fourth Amendment"), the Bank agreed to forebear and waive certain defaults by Borrower under the Reimbursement Agreements in exchange for the modification and restructure of Borrower's obligations to the Bank, as set forth in the Fourth Amendment.

      I. Borrower and the Bank wish to further amend the Reimbursement Agreements to, among other things, add and delete certain definitions, extend and standardize the term of each Letter of Credit, modify the financial covenants and release the cash Collateral, all on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

            1. Incorporation of Recitals. Each recital set forth above is incorporated into this Fifth Amendment as though fully set forth herein. Unless the context clearly provides otherwise, all capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Reimbursement Agreements.

            2. Amendment to Definitions. Article I of each of the Reimbursement Agreements is hereby amended as follows:

                  (a) The following definitions are hereby added to Article I:

                        "'Book Net Worth' means, as at any date of
            determination, the difference between total assets and total liabilities determined in conformity with GAAP."

                        "'EBITDA' shall mean, for any period, the Net Income of
            Borrower for such period, plus the sum of the following amounts of Borrower and it subsidiaries for such


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            period determined on a consolidated basis in accordance with GAAP to the extent included in the determination of such Net Income (Loss):
            (i) interest expense; (ii) income tax expense; and (iii) depreciation and amortization expenses."

                        "'EBITDAM' shall mean, for any period, the Net Income
            for such period, plus the sum of the following amounts for such period determined on a consolidated basis in accordance with GAAP to the extent included in the determination of such Net Income (Loss):
            (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization expenses; and (iv) management fees."

                        "'EBITDAR' shall mean, for any period, the Net Income
            for such period, plus the sum of the following amounts for such period determined on a consolidated basis in accordance with GAAP to the extent included in this determination of such Net Income (Loss):
            (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization expenses; and (iv) rent expenses."

                        "'Net Income' means, for any period, the net earnings
            (or LOSS) after taxes of Borrower and its subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP."

                  (b) The definition of "Tangible Net Worth" set forth in
Section 1.1 of Article I of each of the Reimbursement Agreements is hereby deleted in its entirety. Further, the term "Tangible Net Worth," is hereby deleted at each place it appears in each of the Reimbursement Agreements, and is hereby replaced by the term "Book Net Worth," as defined above.

            3. Extension of Letter of Credit Facilities. Article II of each of the Reimbursement Agreements is hereby amended as follows:

                  (a) The first sentence of Section 2.02 of the Washington Reimbursement Agreement and the Idaho Reimbursement Agreement, and the first sentence of Section 2.02(a) of the Ohio Reimbursement Agreement, are hereby deleted in their entirety and replaced by the following:

                        "Notwithstanding the fact that the Bonds will not
            mature until a later date, the Letter of Credit shall terminate on the close of business on January 1, 2005, unless earlier terminated or unless it is extended; provided, however, in the event Borrower refinances its existing indebtedness to


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            GE Capital prior to such date, the Letter of Credit shall terminate on the close of business on July 1, 2005, unless earlier terminated or unless it is extended."

            4. Amendment to Fees. Article IV of each of the Reimbursement Agreements is hereby amended as follows:

                  (a) The fee letter referred to in Section 4.01 of the Ohio Reimbursement Agreement, and the annual non-refundable agency fee of $10,000 referred to in Section 4.D. of the Second Amendment (the "Agency Fee"), shall be revised to delete the reference to the Agency Fee. The Bank acknowledges that Borrower owes no Agency Fee as of the date hereof and will have no obligation to pay any Agency Fee after the date hereof.

                  (b) The annual letter of credit fee payable under the fee letter referred to in Section 4.01 of the Ohio Reimbursement Agreement shall be revised to two percent (2.00%) of the Stated Amount of the Letter of Credit as of each anniversary date following the Date of Issuance commencing with the letter of credit fee payable September 1, 2003, and on the first day of each and every September thereafter until the Termination Date.

                  (c) The annual letter of credit fee payable under Section
4.02 of the Washington Reimbursement Agreement shall be two percent (2.00%) of the Stated Amount of the Letter of Credit as of each anniversary date following the Date of Issuance commencing with the letter of credit fee payable December 1, 2003, and on the first day of each and every December hereafter until the Termination Date.

                  (d) The annual latter of credit fee payable under Section 4.02 of the Idaho Reimbursement Agreement shall be two percent (2.00%) of the Stated Amount of the Letter of Credit as of each anniversary date following the Date of Issuance commencing with the letter of credit fee payable September 1,2003, and on the first day of each and every September thereafter until the Termination Date.

            5. Financial Covenants. Section 7.01(G) of each of the Reimbursement Agreements is hereby amended AS follows:

                  (a) Section 7.01(G)(i), requiring Current Assets less Current Liabilities to be greater than an amount specified in each of the Reimbursement Agreements, is hereby deleted in its entirety. This covenant shall no longer apply to Borrower.

                  (b) Section 7.Ol(G)(ii) is hereby deleted in its entirety and amended to read as follows:

                        "(ii) As of June 30, 2003, and as of the last day of
            each quarter thereafter, Book Net Worth of Borrower, plus write-offs of non-recurring, non-cash items for each successive quarter (including, but not limited to, write-offs of debt discount and unamortized deferred financing costs), shall be greater than


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            or equal to $27,000,000; plus, for each quarter thereafter on a cumulative basis, twenty-five percent (25%) of Net Income for each successive quarter, measured quarterly."

                  (c) Section 7.01(G)(iii) is hereby deleted in its entirety and replaced by the following;

                        "(iii) The Cash Flow Coverage Ratio will be a two-tier
            test, either of which if not in compliance will cause an Event of Default under the Reimbursement Agreements, except as provided in $section 7.01(G)(iii)c) below:

                              a) The Borrower's ratio of (i) EBITDA plus, to the
            extent not included otherwise, interest or fee expenses associated with debt, as incurred or accrued in the current period, and minus, beginning the first quarter of 2004 and each quarter thereafter, capital expenditure reserves of $300 per unit per year, divided by
            (ii) cash Interest Expense + pro-rata (for the quarter) regularly scheduled principal payments on all Indebtedness for the current quarter and the succeeding three quarters + pro-rata (for the quarter) annual fees relating to the U.S. Bank Bonds and U.S. Bank Letters of Credit, shall be greater than or equal to 1.25:1.OO, measured quarterly beginning June 30, 2003; and

                              b) The Washington Properties, Idaho Properties,
            Ohio Properties and Additional Properties, taken in the aggregate and not on an individual group basis or on an individual property basis, shall maintain a financial performance level such that (i) the aggregate sum of their quarterly EBITDAM plus, to the extent not included otherwise, interest or fee expenses associated with debt, as incurred or accrued in the current period, and minus management fees of five permit (5%) of revenue and further minus, beginning the first quarter of 2004 and each quarter thereafter, capital expenditure reserves of $300 per unit per year, shall exceed (ii) the aggregate sum of Interest Expense + pro-rata (for the quarter) scheduled principal payments on the Washington Bonds, Idaho Bonds and the Ohio Bonds, + pro-rata (for the quarter) annual fees relating to the Washington Bonds, Idaho Bonds, and the Ohio Bonds, and the Washington Letter of Credit, Idaho Letter of Credit, and Ohio Letter of Credit, by 1.50 times, measured quarterly beginning June 30, 2003."


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                              c) IN the event Borrower fails to comply with
            Section 7.01(G)(iii)b) above, such noncompliance shall not be an Event of Default under the Reimbursement Agreements, unless Borrower also fails to comply with the following Cash Flow Coverage Ratio far such quarter: each of the group of Washington Properties, Idaho Properties and Ohio Properties shall independently maintain a financial performance level such that (i) the sum of their quarterly EBITDAM plus, to the extent not included otherwise, interest or fee expenses associated with debt, as incurred or accrued in the current period, and minus management fees of five percent (5%) of revenue and further minus, beginning the first quarter of 2004 and each quarter thereafter, capital expenditure reserves of $300 per unit per year, shall exceed (ii) the sum of Interest Expense + pro-rata (for the quarter) regularly scheduled principal payments on the Washington Bonds, Idaho Bonds, and/or the Ohio Bonds, as applicable + pro-rata (for the quarter) annual fees relating to the Washington Bonds, Idaho Bonds, and/or the Ohio Bonds, as applicable, and the Washington Letter of Credit, Idaho Letter of Credit, and/or Ohio Letter of Credit by 1.25 times, measured quarterly.

                  (d) Section 7.01(G)(iv) is hereby deleted in its entirety and replaced by the following:

                        "(iv) Borrower shall at all times maintain minimum cash
            balances (including amounts available under all credit lines), which cash balances shall be measured at the end of each fiscal quarter, to be greater than or equal to Borrower's corporate general and administration overlaid expense, as reported by Borrower on its 1OQ report for that quarter. The Cash Collateral released to Borrower under paragraph 6 below shall be included in determining Borrower's minimum cash balances."

                  (e) Section 7.O1(G)(v) is hereby added to each of the Reimbursement AgreemenTS:

                        "(v) As of June 30, 2003, and as of the last day of each
            quarter thereafter, EBITDAR of Borrower shall be not less than $42,373.00 multiplied times the number of operating facilities of Borrower as of the last day of such quarter; provided, however, the covenant set forth in this Section 7.Ol(G)(v) shall terminate as of January 1, 2004 (but shall be effective through the quarter ending December 31,


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            2003), upon the Bank's receipt of a budget from Borrower for
            Borrower's 2004 fiscal year. As an example of the operation of this provision, if Borrower has 170 operating facilities as of June
            30, 2003, EBITDAR of Borrower shall not be less than $7,203,410.00 for the quarter ending June 30,2003."

            6. Release of Cash Collateral. The Bank hereby agrees that upon execution of this Agreement by the parties hereto, the Bank shall release the remaining balance of the Cash Collateral to Borrower, and Borrower shall have no further obligation to deposit or maintain the Cash Collateral and all references to Cash Collateral in the Reimbursement Agreements are hereby deleted.

            7. Confirmation. The Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) are each hereby modified to provide that the term "Reimbursement Agreement" or "Reimbursement Agreements" shall mean the Reimbursement Agreement or the Reimbursement Agreements, as modified by this Fifth Amendment. Each Deed of Trust or, with respect to the Ohio Properties, Mortgage which secures the Borrower's obligations under any Reimbursement Agreement is hereby modified to provide that such Deed of Trust or Mortgage secures such Reimbursement Agreement as modified hereby. Borrower represents and warrants that (i) upon execution of this Fifth Amendment, and (ii) the satisfaction of all of the terms and conditions set forth in this Fifth Amendment, including, but not limited to, payment of the costs and expenses set forth in Section 13 of this Fifth Amendment, Borrower will not be in default in the performance of any of the obligations, terms, covenants, conditions representations, warranties or other provisions set forth in the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements). As of the date of this Fifth Amendment, the Bank has no actual knowledge of the occurrence of any event that would constitute an Event of Default, or of any event that with the giving of notice, the passage of time, or both might constitute an Event of Default, under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements).

            8. Validity. Except as specifically modified and amended by this Fifth Amendment, all of the terms, covenants, conditions and provisions of the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) shall remain in full force and effect. Nothing herein shall be deemed or construed to be an impairment of the lien or each Deed of Trust or, with respect to the Ohio Properties, each Mortgage and lien of each Dead of Trust or each Mortgage shall remain a first lien against the Washington Properties, the Idaho Properties, the Ohio Properties, or the Additional Properties as applicable, described in such Deed of Trust or, with respect to the Ohio Properties, such Mortgage.

            9. Time is of the Essence. Time is of the essence of this Fifth Amendment.


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            10. Binding Effect. This Fifth Amendment shall be binding upon
Borrower and its successors and permitted assigns and shall inure to the benefit of the Bank and its successors and assigns.

            11. Prior Agreements. The Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements), including this Fifth Amendment and the documents attached as exhibits to or referred to in this Fifth Amendment (i) integrate all the terms and conditions mentioned in or incidental to the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements), (ii) supersede all oral negotiations and prior and other writings with respect to the subject matter thereof, and
(iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Fifth Amendment modifying and restructuring the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Fifth Amendment and those of any of the Reimbursement Agreements or any of the Related Documents (as defined in this Reimbursement Agreements), the terms, conditions and provisions of this Fifth Amendment shall prevail.

            12. No Rights Conferred on Others. Nothing contained in this Fifth Amendment, the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) shall be construed as giving any person, other than the parties hereto, any right, remedy or claim under or in respect of this Fifth Amendment.

            13. Costs and Expenses. Borrower shall reimburse the Bank for all actual costs and expenses incurred by the Bank in the negotiation, preparation and administration of the modification and restructuring of the Reimbursement Agreements and other Related Documents contemplated by this Fifth Amendment. All such costs and expenses shall be paid upon execution of this Fifth Amendment.

            14. Governing Law. This Fifth Amendment and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of Washington. If any court of competent jurisdiction determines any provision of this Fifth Amendment or any of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) to be invalid, illegal, or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part hereof or of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements).

            15.Counterparts. This Fifth Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


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            16. NOTICE OF ORAL COMMITMENTS. ORAL AGREEMENTS OR ORAL COMMITMENTS
TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written,

"Bank"                                  "Borrower"

U.S. BANK NATIONAL ASSOCIATION          ASSISTED LIVING CONCEPTS, INC., a
                                        Nevada corporation

By: /s/ S.W. Choppin                    By: /s/ [illegible]
    --------------------------             ---------------------------
Name: S.W. Choppin                      Name:
     -------------------------               -------------------------
Title: SVP                              Title:
      ------------------------                ------------------------


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